Exhibit 4.0

NAVA RESOURCES, INC.

2009 STOCK INCENTIVE PLAN

Section 1.

Establishment and Purpose.

The name of the plan is the Nava Resources, Inc. Stock Incentive Plan (the "Plan").

The purpose of the Plan is to provide key employees, officers, directors, consultants and agents of Nava Resources, Inc. and its subsidiaries (the "Company") added incentive for high levels of performance and to reward unusual efforts which increase the earnings and long-term growth of the Company. The judgment, initiative and efforts of valued employees and other selected individuals upon whom the financial success and growth of the Company largely depend will be entitled to purchase proprietary interests in the Company.

Section 2.

Stock Subject to the Plan.

The total number of shares of stock reserved and available for distribution under the Plan shall be 10,000,000 shares of common stock of the Company.  The number of shares reserved hereunder may consist in whole or in part of authorized and unissued shares or treasury shares.

Upon exercise of the option in accordance with the terms of this Plan and the Option Agreement (described in Section 5 below), the grantee shall receive such shares of stock of the Company set forth in the Notice of Option Grant delivered to the grantee.  A grantee to whom shares have been issued upon proper exercise of an option granted hereunder shall be entitled all rights of a shareholder, including, without limitation, dividends, voting and liquidation rights.

Section 3.

Administration of the Plan.

The Plan shall be administered by a Committee (the “Committee”).  The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons.  The Committee may, in its sole discretion, grant options for shares of the Company’s stock to such eligible individuals as it deems appropriate and issue stock upon exercise of such options.  The Committee shall have authority, subject to the express provisions of the Plan, to construe the Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements, which may, but need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.  All decisions, interpretations and other actions of the Committee shall be final and binding.  The Committee shall not be liable for any action or determination made in good faith. The functions of the Committee shall be exercised by the Board of Directors of the Company, if and to the extent that no Committee exists which has the authority to so administer the Plan.

Section 4.

Eligibility.

Options may be granted to officers and employees of the Company, as well as agents and consultants to the Company, whether or not otherwise employees of the Company.  In determining the eligibility of an individual to be granted an option under the Plan, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

Section 5.

Option Agreement.

Each option shall be governed by Notice of Option Grant and an option agreement (the “Option Agreement”) duly executed on behalf of the Company and by the grantee to whom such option is granted.  The Option Agreement shall be subject to the terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in the Option Agreement.  The provisions of the various Option Agreements entered into under the Plan need not be identical.

Section 6.

Option Price and Exercise of Option.

The exercise price shall be determined by the Committee in its sole and absolute discretion.  Each option shall be exercisable at such time or times and during such period as shall be set forth in the Notice of Option Grant and/or Option Agreement.  To the extent that an option is not exercised when it becomes initially exercisable, it shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

Section 7.

Term of Option; Exercisability.

(a)

Term.

(i)

Each option shall expire five (5) years from the date of the granting thereof, except as (y) otherwise provided pursuant to the provision of Section 7(b) hereof and (z) earlier termination as herein provided.

(ii)

Except as otherwise provided in this Section 7, an option granted to any grantee who ceases to perform services for the Company shall terminate  Thirty (30)  days after the date such grantee ceases to perform services for the Company.

(iii)

If the grantee ceases to perform services for the Company because of dismissal with or without cause or because the grantee is in breach of any agreement with the Company, such option shall terminate on the date the grantee is dismissed, ceases to perform services for the Company or when the agreement with the Company was breached.

(iv)

If the grantee ceases to perform services for the Company because the grantee has become disabled (as determined in the sole discretion of Committee), such option shall terminate on the next immediate anniversary date of the option grant date following the date such grantee ceases to perform services for the Company, or on the date on which the option expires by its terms, whichever occurs first.  For example, if the option was granted on January 1st and the grantee became disabled on July 1st, the option would terminate on the following January 1st.

(v)

In the event of the death of a grantee, any option granted to such grantee shall terminate on the next immediate anniversary date of the option grant date after the date of death, or on the date on which the option expires by its specific terms, whichever occurs first.

(vi)

If any terms of this Plan are inconsistent with any provisions in an employment agreement existing as of the date of this Plan’s adoption, the provisions in the employment agreement will control.

(b)

Exercisability.

(i)

Each Option Agreement shall specify the date when all or any installment of the option is first exercisable.  The exercisability provisions contained in any Option Agreement shall be determined by the Committee in its sole discretion.

(ii)

Except as otherwise provided below, an option granted to any grantee who ceases to perform services for the Company shall be exercisable only to the extent that such option has vested and is in effect on the date such grantee ceases to perform services for the Company.

(iii)

An option granted to a grantee who ceases to perform services for the Company because he or she has become disabled (as defined above) may be exercised by the grantor or his or her legal representative, but only to the extent that such option has become exercisable on or prior to the termination date of the option (as determined in accordance with Section 7(a)(ii)).

(iv)

In the event of the death of any grantee, the option granted to such grantee may be exercised by the estate of such grantee or by any person or persons who acquired the right to exercise such option by bequest or inheritance, but only to the extent that such option has become exercisable on or prior to the termination date of the option (as determined in accordance with Section 7(a)(ii)).

Section 8.

Options and Shares Not Transferable.

The option, the right of any grantee to exercise any option and the shares issuable upon exercise of the option shall not be, directly or indirectly, disposed, assigned or transferred by such grantee other than by will or the laws of descent and distribution, or, in the case of a grant pursuant to a qualified statutory agreement, to a family trust of the subject employee, and any such option shall be exercisable during the lifetime of such grantee only by the grantee (unless disabled or by the person who acquired the right to exercise such option by bequest or inheritance).  Any attempted disposition or other transfer of the option and/or shares of stock granted pursuant to the exercise of an option under the Plan, including without limitation, any gift, purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, shall be null and void and without effect.

Section 9.

Recapitalization, Reorganization and Change of Control.

If the outstanding shares of the common stock of the Company are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which Options may thereafter be granted under the Plan and for which Options then outstanding under the Plan may thereafter be exercised. Any such Share adjustments shall be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated by rounding to the nearest whole number. Appropriate amendments to the Option Agreements shall be executed by the Company and the grantees to the extent the Committee determines that such amendments are necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of any share adjustment involving the substitution of securities of a corporation other than the Company, the Committee shall make arrangements for the assumption by such other corporation of any Options then or thereafter outstanding under the Plan, without any change in the total exercise price applicable to the unexercised portion of the Options but with an appropriate adjustment to the number of securities, kind of securities and exercise price for each of the securities subject to the Options. The determination by the Committee as to what adjustment, amendments or arrangements shall be made pursuant to this Section and the extent thereof, shall be final and conclusive.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a Change of Control, or any other transaction in which the outstanding shares then subject to Options under the Plan are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, shares of the Company, the holder of each Option then exercisable shall have the right to exercise such Option for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, Change of Control or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger or similar corporate event.  Any agreement providing for a Change of Control shall provide, at the discretion of the Committee, that the purchaser(s) of the Company’s assets or stock shall deliver to the grantee the same kind of consideration that is delivered to other stockholders of the Company as a result of such sale, conveyance or Change of Control.  Alternatively, the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value the grantee would have received had the option been exercised (to the extent so exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change of Control, less the exercise price therefor.  Upon receipt of such consideration, the options shall terminate and be of no further force and effect.  The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Committee.

A “Change of Control” shall be deemed to have occurred upon the consummation of (i) an acquisition of any voting securities of the Company by any entity or person, immediately after which such entity or person has beneficial ownership of fifty-one percent (51%) or more of the then outstanding shares or the combined voting power of the Company’s then outstanding voting securities; (ii) the individuals who, as of the effective date of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; (iii) a merger, consolidation or other business combination with or into another company; or (iv) the sale or other disposition of all or substantially all of the assets of the Company.

Section 10.

No Special Employment Rights.

Nothing contained in the Plan, the Notice of Option Grant or the Option Agreement or in any option granted thereunder shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option.

Section 11.

Withholding.

The Company’s obligation to deliver shares upon the exercise of an option granted under the Plan shall be subject to the satisfaction by the grantee, as determined in the sole discretion of the Company, of all applicable Federal, state and local income and employment tax withholding requirements.

Section 12.

Purchase for Investment.

Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company shall be under no obligation to issue any shares of stock covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such interests, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and any other applicable law.

Section 13.

Modification of Outstanding Options.

Subject to the limitations contained herein, the Committee may authorize the amendment of any outstanding option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

Section 14.

Termination and Amendment of the Plan.

The Plan shall terminate on September 30, 2019.  The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems appropriate.  Termination or any modification or amendment of the Plan shall not, without the consent of a grantee, affect his or her rights under an option granted to him or her prior to the date of such amendment.

Section 15.

Notices.

Any communication or notice required or permitted to be given under the Plan shall be in writing and mailed by registered or certified mail or delivered to the Company, to its principal place of business, attention: Committee, and, if to the holder of an option, to the address appearing on the records of the Company.